UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

April 27, 2016

To my fellow stockholders,

I am pleased to invite you to attend the 2016 annual meeting of stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”), to be held on Monday, June 6, 2016, at 10:00 a.m. (Pacific Time) at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting.

The business to be conducted at the Annual Meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting on the Internet or by telephone will eliminate the need to return your proxy card.

Thank you for your ongoing support of and continued interest in Cherokee

Sincerely,

/s/ Henry Stupp
Henry Stupp
Chief Executive Officer

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of the Stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”) will be held at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Monday, June 6, 2016 at 10:00 a.m. (Pacific Time) for the following purposes:

1.To elect six directors to the Board of Directors, who will serve until Cherokee’s 2017 annual meeting of stockholders and until their successors have been duly elected and qualified;

2.To ratify the selection of Ernst & Young LLP as Cherokee’s independent registered public accounting firm for the fiscal year ending January 28, 2017;

3.To approve the amendment and restatement of the Cherokee Inc. 2013 Stock Incentive Plan (“2013 Plan”) to, among other things, increase the aggregate number of shares available under the 2013 Plan by 500,000 shares;

4.To hold a non‑binding advisory vote on Cherokee’s executive compensation; and

5.To transact such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on April 7, 2016 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices during normal business hours for ten days prior to the Annual Meeting.

Cherokee’s Board of Directors urges each stockholder to read carefully the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

April 27, 2016

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2016

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and all related proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Cherokee Inc., a Delaware corporation (“Cherokee”, the “Company”, “we”, “us” or “our”), of proxies to be used at the 2016 annual meeting of stockholders to be held at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on June 6, 2016, at 10:00 a.m. (Pacific Time) and at any adjournment or postponement thereof (the “Annual Meeting”). Stockholders are being asked to vote at the Annual Meeting upon (1) the election of six directors to the Board of Directors, (2) the ratification of the selection of Ernst & Young LLP as Cherokee’s independent registered public accounting firm for the fiscal year ending January 28, 2017 (“Fiscal 2017”), (3) the amendment and restatement of the Cherokee Inc. 2013 Stock Incentive Plan (“2013 Plan”) to, among other things, increase the aggregate number of shares available under the 2013 Plan by 500,000 shares, (4) a non‑binding advisory vote on our executive compensation, and (5) such other business as may properly come before the Annual Meeting. These proxy materials are being provided to stockholders on or before April 27, 2016.

Internet Delivery of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing to each stockholder of record a printed copy of the proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report on Form 10‑K (the “Annual Report”) for the fiscal year ended January 30, 2016 (“Fiscal 2016”), we are permitted to furnish these proxy materials by providing access to them on the Internet. As a result, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to all stockholders of record on April 27, 2016, which includes instructions on how the proxy materials for the Annual Meeting may be accessed and reviewed on the Internet at www.proxyvote.com. The Notice of Internet Availability also includes instructions on how you may cast your vote on the Internet. You are encouraged to access and review all of the important information contained in these proxy materials before voting.

Most stockholders will not receive printed copies of the proxy materials for the Annual Meeting unless they request them, in which case printed copies of the proxy materials and a paper proxy card will be provided at no charge. Any stockholder may request to receive the proxy materials for the Annual Meeting in printed form by mail or electronically by e‑mail on an ongoing basis until the one‑year anniversary of the date of the Annual Meeting by following the instructions set forth in the Notice of Internet Availability.

Record Date, Outstanding Shares

Our Board of Directors has fixed April 7, 2016 as the record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,720,012 shares of common stock outstanding. Each stockholder of record at the close of business on April 7, 2016 is entitled to one vote for each share of common stock then held on each matter to come before the Annual Meeting, or any adjournment or postponement thereof.

Quorum and Voting Requirements

A majority of the votes eligible to be cast at the Annual Meeting by holders of our common stock represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or “broker non‑votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non‑votes occur when shares are held by a broker or nominee, the beneficial owner of the shares does not provide the broker or nominee with instructions regarding how to vote on a particular proposal, and the broker or nominee is not empowered to vote on the proposal because it constitutes a “non‑routine” matter. See the explanation under “Effect of Not Casting Your Vote” below for further information regarding the effect of broker non‑votes on each proposal to be considered at the Annual Meeting. The voting requirement for each of the proposals to be considered at the Annual Meeting is discussed under the respective Item in this Proxy Statement.

Voting and Revocation of Proxies

Stockholders of Record:  You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

•By Mail.  If you receive printed proxy materials, you may submit your vote by completing, signing, and dating the proxy card provided to you and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Annual Meeting to be voted at the Annual Meeting.

•By Telephone or on the Internet.  You may vote your shares by telephone or on the Internet by following the instructions provided on the proxy card (for voting by telephone) or on the Notice of Internet Availability (if voting on the Internet). If you vote by telephone or on the Internet, you do not need to return a paper proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 3, 2016.

•In Person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or on the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a stockholder of record entitled to vote at the Annual Meeting, you may revoke your proxy at any time prior to the Annual Meeting by: (i) submitting a later‑dated vote in person at the Annual Meeting, by Internet, by telephone, or by mail; or (ii) delivering instructions to our Corporate Secretary at our principal executive offices. Any notice of revocation or new proxy card that is mailed to us must include the stockholder’s name and must be received prior to the Annual Meeting to be effective, and any later‑dated vote by Internet or telephone must be received by 11:59 p.m. Eastern Time on June 3, 2016 to be effective. Only your latest-received vote that is received by the deadline applicable to each voting method will be counted. Your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

Beneficial Owners:  You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should receive a Notice of Internet Availability or other voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or other voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares owned beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee holding your shares giving you the right to vote the shares.

If your shares are held in “street name,” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Effect of Not Casting Your Vote

If you are a stockholder of record and you submit a valid proxy that is not revoked before your shares are voted at the Annual Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted FOR the directors nominated by the Board of Directors, FOR the ratification of the selection of Ernst & Young LLP as Cherokee’s registered independent public accounting firm for Fiscal 2017, FOR the amendment and restatement of the 2013 Plan to, among other things, increase the aggregate number of shares available under the 2013 Plan by 500,000 shares and FOR the advisory vote approving Cherokee’s executive compensation.

If you hold your shares in street name, it is critical that you provide voting instructions to your broker or other nominee if you want your vote to count in the election of directors (Item 1 of this Proxy Statement), the approval of the amendment and restatement of the 2013 Plan to, among other things, increase the aggregate number of shares available under the 2013 Plan by 500,000 shares (Item 3 of this Proxy Statement) and the advisory vote on executive compensation (Item 4 of this Proxy Statement). These proposals constitute “non‑routine” matters on which a broker or other nominee is not entitled to vote shares held for beneficial owners absent specific voting instructions from the beneficial owners. As a result, if you hold your shares in street name and you do not instruct your broker on how to vote on Items 1, 3 and 4, no vote will be cast on these proposals on your behalf. Your broker will, however, have discretion to vote uninstructed shares on the ratification of the appointment of Cherokee’s independent registered public accounting firm (Item 2 of this Proxy Statement), which constitutes a “routine” matter on which a broker or other nominee is entitled to vote shares held for beneficial owners even without voting instructions from the beneficial owners. A broker non‑vote will not affect the outcome of the vote on a proposal that requires the affirmative vote of a plurality of the votes cast (Item 1 of this Proxy Statement) or the affirmative vote of a majority of the votes cast (Items 2, 3 and 4 of this Proxy Statement).

Abstentions and “withhold” votes will not affect the outcome of the vote on any proposal that requires the affirmative vote of a plurality of the votes cast (Item 1 of this Proxy Statement) or any proposal that requires the affirmative vote of a majority of the votes cast (Items 2, 3 and 4 of this Proxy Statement).

Security Ownership of Certain Beneficial Owners and Management

The following table includes information as to the number of shares of our common stock beneficially owned by the following:

•each stockholder known by Cherokee to beneficially own more than 5% of the outstanding shares of its common stock;

•each director and director nominee;

•all persons serving as Chief Executive Officer and Chief Financial Officer during Fiscal 2016, as well as our other executive officer serving during Fiscal 2016 (our Chief Operating Officer) (collectively, the “Named Executive Officers”); and

•all of Cherokee’s current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the notes to the table below, to Cherokee’s knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock identified as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. Beneficial ownership includes any shares that the person has the right to acquire within 60 days after April 7, 2016, through the exercise or conversion of any stock options or other rights or vesting of any restricted stock units. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All ownership percentages are based on 8,720,012 shares of our common stock outstanding as of April 7, 2016.

Unless otherwise indicated in the notes to the table below, all information is as of April 7, 2016 and the address of each director and Named Executive Officer is c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. The address of each and 5%+ stockholder listed in the table below is reflected in the notes to the table.

	Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership	of Class (%)
5% Stockholders
Cove Street Capital, LLC(1)	999,023	11.5
Headlands Strategic Opportunities Fund, LP(2)	777,188	8.9
Pembroke Management, Ltd.(3)	651,442	7.5
Renaissance Technologies LLC(4)	633,200	7.3
BlackRock, Inc.(5)	577,665	6.6
Park Circle Company, The Westminster Company, Jeffery A. Legum(6)	464,131	5.3
Non-Employee Directors
Jess Ravich(7)	223,603	2.6
Keith Hull(8)	29,103	*
Timothy Ewing(9)	24,283	*
Robert Galvin(10)	16,283	*
Frank Tworecke(11)	15,833	*
Named Executive Officers
Henry Stupp(12)	267,181	3.1
Howard Siegel(13)	275,602	3.2
Jason Boling(14)	67,233	*
All current executive officers and directors as a group (8 persons)(15)	919,121	10.5

*Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of April 7, 2016.

(1)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2015 filed with the SEC by Cove Street Capital, LLC. Cove Street Capital, LLC reports its principal business address as 2101 E El Segundo Boulevard, Suite 302, El Segundo, California 90245.

(2)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2015, filed with the SEC by Headlands Strategic Opportunities Fund, LP, Headlands Capital Management, LLC, its general partner, and David Park and David Cost, members of the management committee of Headlands Capital Management, LLC. Each of these reporting persons reports its principal business address as One Ferry Building, Suite 255, San Francisco, California 94111.

(3)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2015 filed with the SEC by Pembroke Management, Ltd. This reporting person reports its principal business address as 1002 Sherbrooke Street West, Suite 1700, Montreal, Quebec H3A 354.

(4)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2015 filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, as majority owner of Renaissance Technologies LLC. Each of these reporting persons reports its principal business address as 800 Third Avenue, New York, New York 10022.

(5)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2015 filed with the SEC by BlackRock, Inc. This reporting person reports its principal business address as 55 East 52nd Street, New York, New York 10055.

(6)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2015 filed with the SEC by Park Circle Company, The Westminster Company, and Mr. Jeffrey A. Legum, who has investment and voting control of Park Circle Company and The Westminster Company. Each of these reporting persons reports its principal business address as 1829 Reisterstown Road, Suite 140, Baltimore, Maryland 21208.

(7)	Includes 11,000 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.
(8)	Includes 19,000 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.
(9)	Includes 19,000 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.
(10)	Includes 11,000 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.
(11)	Includes 11,000 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.
(12)

Includes 170,001 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016. Excludes the portion of a stock option that was transferred to Mr. Stupp’s former spouse pursuant to a qualified domestic relations order.

(13)	Includes 230,000 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.
(14)	Includes 63,334 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.
(15)	Includes 534,335 shares of our common stock subject to stock options currently exercisable or exercisable within sixty days after April 7, 2016.

ITEM 1. ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. All six incumbent directors have been nominated for re‑election for one‑year terms. None of the nominees has any family relationship to any other nominee or to any executive officer of Cherokee.

In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Director Nominees

The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience and qualifications, other directorships held by him and the period during which he has served as a director of Cherokee. In addition to the information presented below regarding each nominee’s specific experience, qualifications and attributes that led our Board to the conclusion that he should be nominated to serve as a director, we also believe that all of our director nominees have demonstrated integrity, honesty, adherence to high ethical standards and an ability to exercise sound judgment, as well as business acumen and a commitment to Cherokee, in their past service on the Board. Each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director if elected.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Timothy Ewing, 56 Director

Mr. Ewing has been a director of Cherokee since September 1997. Mr. Ewing, a Chartered Financial Analyst, is the managing partner and chief investment officer of Ewing & Partners, an investment advisory firm, the manager of Value Partners, Ltd., a Texas‑based, private investment partnership formed in 1989, and the manager of the Endurance Partnerships, private investment partnerships formed in 2001. Mr. Ewing has been a member of the board of directors of TransWorld Corporation (OTC: TWOC) in New York, New York since 2004. Mr. Ewing was previously a director of Global Aircraft Solutions (OTC: GACF) in Tucson, Arizona from 2008 to 2009 and Towne Bancorp, Inc. (OTC: TWNE) in Mesa, Arizona from 2008 to 2010. In addition, Mr. Ewing is past chairman of the board and serves on the board of directors of the Perot Museum of Nature & Science in Dallas, Texas. He serves on the board of trustees of the Baylor Health Care System Foundation and the advisory board of the University of Texas at Dallas’ Holocaust Studies Program.

Mr. Ewing is a long‑standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. In addition, we believe Mr. Ewing’s qualifications to sit on our Board and as a member of the Audit Committee include his extensive financial expertise, his experience as a professional investor, his insights regarding investor preferences and practices and his service on other public company boards of directors.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Frank Tworecke, 68 Director

Mr. Tworecke has been a director of Cherokee since July 2012. Mr. Tworecke most recently served as a special advisor to Warnaco Group Inc. through December 31, 2012, which followed his service to Warnaco Group as Group President of Sportswear from May 2004 until his retirement effective July 1, 2012. During his tenure as Group President, Mr. Tworecke was responsible for Warnaco Group Inc.’s Calvin Klein® Jeans, Calvin Klein® Underwear and Chaps® units. From November 1999 to April 2004, Mr. Tworecke served at Bon‑Ton Stores, a department store operator. While at Bon‑Ton Stores, he served as President and Chief Operating Officer from June 2000 to April 2004 and as Vice Chairman from November 1999 to June 2000. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich’s Lazarus Goldsmith (now known as Macy’s), and John Wanamaker. Since April 25, 2013 Mr. Tworecke is a member of the board of the Hampshire Group, Limited (OTC Markets: Hamp). In addition, Mr. Tworecke is a member of the board of advisors of Grafton‑Fraser Inc., a private, Toronto‑based men’s apparel retailer, and a former member of the Business Advisory Council of the Department of Applied Economics and Management at Cornell University. He received a B.S. from Cornell University in 1968 and an MBA from Syracuse University in 1972.

We believe Mr. Tworecke possesses a wide range of qualifications to sit on our Board of Directors, including his extensive experience as an apparel industry executive and his invaluable knowledge of our industry, which enable him to provide expert guidance and insight into our business and the competitive landscape in which we operate.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Robert Galvin, 55 Director

Mr. Galvin has been a director of Cherokee since June 2012. Mr. Galvin most recently served as the Chief Executive Officer of Elie Tahari, a luxury fashion label, from January 2013 to November 2013. Previously, Mr. Galvin served as President of the Camuto Group, a leading global women’s fashion footwear company, from 2007 to 2012. Prior to his tenure with the Camuto Group, Mr. Galvin was the Chief Operating Officer of Sport Brands Limited from 2003 to 2007; Managing Director and Chief Administrative Officer of Kurt Salmon Associates from 2000 to 2003; Vice President and Chief Financial Officer of York International Corporation from 1999 to 2000; Executive Vice President and Chief Financial Officer of the Nine West Group from 1995 to 1999; and a Partner at Deloitte & Touche, LLP from 1993 to 1995, having joined the company in 1981 and co‑founding the Connecticut Retail and Distribution Practice. In addition, Mr. Galvin was a member of the board of directors of Team Continuum from 2004 to 2013 and Mr. Galvin currently sits on the board of directors for Lands’ End, bebe and Big 5 Sporting Goods, since May 2014, November 2014 and July 2015, respectively.

Mr. Galvin brings to the Board his extensive experience in the apparel industry and in management, which he has acquired through his service as a chief executive officer or in other senior executive positions at several leading apparel companies for more than 15 years. As a result of this experience, Mr. Galvin provides the Board with important insight into our key markets, business strategies and our existing or proposed licensing partners. In addition, we believe Mr. Galvin’s training and experience in accounting and finance, including his experience as a partner at a prominent international accounting firm, enable Mr. Galvin to provide significant expertise to Cherokee in matters such as evaluating brand acquisitions and financial planning.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Keith Hull, 63 Director

Mr. Hull has been a director of Cherokee since June 1995. Mr. Hull has served as a consultant for Kaltex America, a global manufacturer of textiles, since 2010. Prior to joining Kaltex America, Mr. Hull served from 2008 to mid‑2010 as the Group Chief Executive Officer of UCO Raymond Denim of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was an Executive Vice President with Global Emergency Resources, LLC, a technology company offering products to hospitals and public health organizations for critical resource tracking during emergencies. Prior to that, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc., for eight years and, in 2004, Mr. Hull was named President and Chief Operating Officer of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of directors of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken’s Partnership board of directors.

Mr. Hull is a long‑standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe Mr. Hull possesses a wide range of qualifications to sit on our Board of Directors, including his former position as the Chief Executive Officer of a global textile manufacturing operation, his contacts and experience within the textile industry and his extensive management experience across various industries.

Jess Ravich, 58 Chairman

Mr. Ravich has been a director of Cherokee since May 1995 and has been Chairman of the Board since January 2011. Mr. Ravich currently serves as Group Managing Director and Head of Alternative Products at Trust Company of the West, an international asset management firm, a position he assumed in December 2012. From November 2009 to December 2012, Mr. Ravich served as a Managing Director of Houlihan Lokey, an international investment banking firm. Prior to that, Mr. Ravich was the Chief Executive Officer of Libra Securities Holdings, LLC. Prior to founding Libra Securities in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich also serves as the executive chairman of ALJ Regional Holdings, Inc. (OTC: ALJJ) since 2006 and as a director of A‑Mark since 2014, and Mr. Ravich previously served as a member of the board of directors of Spectrum Group from 2009 to 2014. In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls.

Mr. Ravich is a long‑standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe that Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience, technical skills across various industries, experience in mergers and acquisitions and leadership skills.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Henry Stupp, 52 Director and Chief Executive Officer

Henry Stupp became our Chief Executive Officer and a director in August 2010. Prior to joining Cherokee, Mr. Stupp was a co‑founder of Montreal‑based Novel Teez Designs, later known as NTD Apparel USA LLC, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to many major North American retailers, having most recently served as President of NTD Apparel USA from 2005 until 2010. During his tenure with NTD Apparel USA, Mr. Stupp successfully identified, negotiated, and introduced many well‑known licenses and brands to a broad retail audience. In addition, Mr. Stupp is currently serving a two‑year term as a Director of the International Licensing Industry Merchandiser’s Association. Mr. Stupp attended Concordia University where he majored in Economics.

As our Chief Executive Officer, Mr. Stupp brings to the Board critical insight into our operations and business. His extensive experience in the apparel business and with merchandise licensing, coupled with his in‑depth knowledge of Cherokee, provides our Board with important knowledge and skills and facilitates the Board’s oversight of strategic and financial planning and other critical management functions.

Vote Required and Recommendation of the Board of Directors

Directors will be elected by the affirmative vote of a plurality of the votes cast on this proposal at a meeting at which a quorum is present. The six nominees receiving the highest number of votes will be duly elected as directors. Abstentions and broker non‑votes will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS ITEM 1.

ITEM 2. RATIFICATION OF SELECTION OF OUR INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as Cherokee’s independent registered public accounting firm for Fiscal 2017 and has further directed that the selection of the independent public accountant be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Ernst & Young has served as our independent registered public accounting firm since December 19, 2012 and audited Cherokee’s financial statements for all of our fiscal years ended after that date.

Stockholder ratification of the selection of Ernst & Young as Cherokee’s independent registered public accounting firm is not required by Cherokee’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interests of Cherokee and its stockholders.

Independent Public Accountant Fees and Services

The fees for professional services rendered for Cherokee by its independent public accountant during Fiscal 2016 and our fiscal year ended January 31, 2015 (“Fiscal 2015”) consist of the following:

	Ernst & Young	Ernst & Young
	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$491,169	$295,080
Tax Fees(2)	$—	$2,538

(1)

Audit Fees consist of fees for professional services rendered for the integrated audit of Cherokee’s annual consolidated financial statements (including services related to the audit of Cherokee’s internal control over financial reporting) and review of Cherokee’s quarterly consolidated financial statements by Ernst & Young for Fiscal 2016 and Fiscal 2015.

(2)	Tax Fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning, in connection with a tax audit.

Pre‑Approval Policies and Procedures

Cherokee’s Audit Committee annually reviews and pre‑approves certain audit and permissible non‑audit services that may be provided by our independent public accountant and establishes a pre‑approved aggregate fee level for all of these services. Any proposed service not included within the list of pre‑approved services or any proposed service that will cause Cherokee to exceed the pre‑approved aggregate fee level requires specific pre‑approval by the Audit Committee. All of the services rendered by our independent public accountant during Fiscal 2016 and Fiscal 2015 were pre‑approved by the Audit Committee.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will have no effect on the outcome of the vote on this proposal. Broker non‑votes are not expected to result from the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS CHEROKEE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

ITEM 3. APPROVAL OF THE AMENDED AND RESTATED CHEROKEE INC. 2013 STOCK INCENTIVE PLAN

Background

On April 7, 2016, upon the recommendation of our Compensation Committee, the Board approved an amendment and restatement of the 2013 Plan (as so amended and restated, the “Amended Plan”), subject to stockholder approval.

The primary purpose of the Amended Plan is to increase the authorized shares available for issuance thereunder by 500,000 shares. We are asking our stockholders to approve the Amended Plan so that we can continue to use the Amended Plan to achieve the Company’s performance, recruiting, retention and incentive goals. As of January 30, 2016, the last day of our most recently completed fiscal year, there were approximately 31,576 shares previously authorized under the 2013 Plan that remained available for awards. Based on our prior grant practices, and assuming future grant practices are consistent with past practice, we expect that the addition of 500,000 shares will be sufficient to provide a competitive equity incentive program for approximately three years. If the Amended Plan is not approved by our stockholders at the Annual Meeting, we anticipate exhausting the existing share reserve before the end of Fiscal 2017.

Our stockholders initially approved the 2013 Plan effective July 16, 2013. The 2013 Plan replaced the 2006 Incentive Award Plan (except with respect to outstanding awards) (the “Predecessor Plan”), which was an amendment and restatement of the 2003 Incentive Award Plan. No future grants may be awarded under the Predecessor Plan, but outstanding awards previously granted under the Predecessor Plan continue to be governed by its terms. If approved by our stockholders at the Annual Meeting, the Amended Plan will become effective as of the date of stockholder approval, which is currently anticipated to be June 6, 2016, and the term of the Amended Plan will be extended until April 7, 2026, which is the tenth anniversary of the date the Board approved the Amended Plan. If the Amended Plan is not approved by our stockholders at the Annual Meeting, then the 2013 Plan, as approved effective July 16, 2013, will remain in effect with only any shares previously authorized under the 2013 Plan remaining available for future awards under the 2013 Plan.

We are also seeking stockholder approval of the Amended Plan to satisfy the stockholder approval requirement under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), so that we may grant awards under the Amended Plan that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly‑paid executive officers other than our chief financial officer. Compensation that qualifies as performance‑based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the Amended Plan to qualify for this exception, stockholders must approve the material terms of the Amended Plan under which the awards are paid. The material terms of the Amended Plan include (i) the employees eligible to receive awards under the Amended Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the Amended Plan below. Notwithstanding the foregoing, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended Plan will be deductible under all circumstances.

We strongly believe that the approval of the Amended Plan is essential to our continued success. The Compensation Committee, the Board and management believe that equity awards (i) motivate high levels of performance, align the interests of our personnel and stockholders by giving directors, executive officers, other employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company and (ii) are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, executive officers, other employees and consultants. The Board and management believe that the ability to grant equity awards will be important to the future success of the

Company. Accordingly, the Board recommends that stockholders approve the Amended Plan.

A general description of the Amended Plan is set forth below. This description is qualified in its entirety by the terms of the Amended Plan, a copy of which is attached hereto as Appendix A.

Key Data

Outstanding Share and Outstanding Award Information

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2013 Plan as of January 30, 2016 (and without giving effect to approval of the Amended Plan under this Item 3):

	Stockholder Approved Plans	Non-Stockholder Approved Plans(1)
Total shares underlying outstanding stock options	930,503	182,500
Weighted average exercise price of outstanding stock options	$ 17.49	$ 17.60
Weighted average remaining contractual life of outstanding stock options	4.63	1.16
Total shares subject to outstanding, unvested shares of restricted stock	166,000	-
Total shares subject to outstanding, unvested performance stock units	-	-
Total shares subject to outstanding, unvested time-based restricted stock units	-	-
Total shares currently available for grant(2)	31,576	-

(1)

Represents outstanding awards granted outside of the Predecessor Plan or the 2013 Plan, consisting of: (i) an option to purchase up to 187,500 shares granted to Mr. Stupp (of which half of the shares subject to such stock option were transferred to Mr. Stupp’s former spouse pursuant to a domestic relations order), and (ii) an option to purchase up to 30,000 shares granted to Mr. Boling.

(2)

Represents shares available for grant under the 2013 Plan. Includes 121,484 shares previously reserved but unissued under the Predecessor Plan; and 369,001 shares subject to outstanding awards granted under the Predecessor Plan, which will be available for issuance under the 2013 Plan if they would have returned to the Predecessor Plan as a result of the forfeiture, termination, repurchase, expiration, or, with respect to certain awards under the 2003 Incentive Award Plan only, net exercise or tax withholding, of such awards.

Because the plan administrator (the “Administrator”) will make future awards at its discretion, the future benefits that will be received under the Amended Plan by particular individuals or groups are not determinable at this time.

As of April 7, 2016, our executive officers held the number of stock options, restricted stock units (“RSUs”) and performance stock units issued under the 2013 Plan indicated below.

	Stock		Performance
Executive Officer	Options	RSUs	Stock Units
Henry Stupp, Chief Executive Officer	165,001	50,000	10,000
Howard Siegel, President and Chief Operating Officer	295,000	20,000	6,000
Jason Boling, Chief Financial Officer	105,000	20,000	3,500
Total	565,001	90,000	19,500

As of April 7, 2016, our non‑employee directors held the number of stock options and RSUs issued under the 2013 Plan indicated below.

	Stock
Non-Employee Director	Options	RSUs
Timothy Ewing	44,000	14,283
Robert Galvin	36,000	15,283
Keith Hull	44,000	15,103
Jess Ravich	61,000	55,074
Frank Tworecke	36,000	14,833
Total	221,000	114,576

As of April 7, 2016, no associates of such directors or executive officers or nominees have received options, RSUs, restricted shares, or performance stock units under the 2013 Plan.

As of April 7, 2016, all employees (not including the executive officers) as a group had 86,502 stock options outstanding under the 2013 Plan. As of April 7, 2016, all employees (not including the executive officers) as a group had 6,000 RSUs and 15,000 performance stock units. As of April 7, 2016, no such employees held restricted shares issued under the 2013 Plan. No other person has received or is expected to receive 5% or more of the total stock options or other awards under the 2013 Plan.

The closing price of a share of our common stock on April 7, 2016 was $16.80.

Summary of the Amended Plan

A general description of the Amended Plan is set forth below. This description is qualified in its entirety by the terms of the Amended Plan, a copy of which is attached hereto as Appendix A.

Share Reserve.  The maximum number of shares of Company common stock with respect to which awards may be granted under the Amended Plan is being increased by 500,000 shares, from 1,190,485 to 1,690,485. This includes the portion of the following share reserves that remain available for future awards: (i) 700,000 shares initially reserved for issuance under the 2013 Plan; (ii) 121,484 shares previously reserved but unissued under the Predecessor Plan; and (iii) shares subject to outstanding awards granted under the Predecessor Plan (369,001 as of April 7, 2016), which will be available for issuance under the Amended Plan if they would have returned to the Predecessor Plan as a result of the forfeiture, termination, repurchase, expiration, or, with respect to certain awards under the 2003 Incentive Award Plan only, net exercise or tax withholding of such awards. The number of shares that actually are added to the Amended Plan on account of such forfeitures, terminations, repurchase, expirations net exercise, or tax withholding likely will be substantially fewer than the total number of shares underlying the outstanding Predecessor Plan awards, as it is unlikely that all of the outstanding Predecessor Plan awards will expire or terminate without being exercised or settled.

Share Counting.  Any shares covered by an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Amended Plan. Shares that have been issued under the Amended Plan pursuant to an award shall not be returned to the Amended Plan and shall not become available for future grant under the Amended Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation and Shares purchased in the open market with proceeds of a stock option exercise price shall not be returned to the Amended Plan and shall not become available for future issuance under the Amended Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised shall be considered issued pursuant to the Amended Plan.

Administration.  The Amended Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Administrator, defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the

Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m).

No Repricings or Exchanges without Stockholder Approval.  The Company shall obtain stockholder approval prior to (i) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the Amended Plan or (ii) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction (as described below and as defined in the Amended Plan)). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to stockholder approval.

Terms and Conditions of Awards.  The Amended Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, stock appreciation rights and cash-based awards (collectively referred to as “awards”). Stock options granted under the Amended Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the Amended Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the Amended Plan shall be designated in an award agreement.

Because the Amended Plan provides for broad discretion in selecting which eligible persons will participate, and in making awards, the total number of persons who will actually participate in the Amended Plan and the benefits that will be provided to the participants cannot be determined at this time. As of January 30, 2016, we had approximately 51 full-time equivalent employees and six directors.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the Amended Plan. Under the Amended Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee’s award in the event of the grantee’s death on a beneficiary designation form provided by the Administrator.

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the Amended Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Amended Plan (subject to the limitations described above), to construe and interpret the terms of the Amended Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the Amended Plan, as the Administrator deems appropriate.

The term of any award granted under the Amended Plan will be stated in the applicable award agreement, provided that the term of an award may not exceed 10 years or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The Amended Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the Amended Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

Under the Amended Plan, the Administrator may establish one or more programs under the Amended Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the Amended Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Section 162(m).  The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is 100,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 100,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive. In addition, the foregoing limitations shall be prorated for any performance period consisting of fewer than 12 months.

In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates (or, if earlier, the date after which 25% of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Section 162(m), a “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.

The Amended Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards with respect to the Company, any Subsidiary, any division or operating unit or any Company brands, groups of brands or specific brands: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vi) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) appreciation in the fair market value of common stock, (xi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization or (xii) achievement of strategic initiatives.

Certain Adjustments.  Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the Amended

Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control.  Effective upon the consummation of a Corporate Transaction (as defined in the Amended Plan), all outstanding awards under the Amended Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. Except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the grantee’s continuous service has not terminated prior to such date.

Under the Amended Plan, a Corporate Transaction includes: (i) a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) hereof or clause (iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company’s stockholders approve a liquidation or dissolution of the Company.

Amendment, Suspension or Termination of the Amended Plan.  The Board may at any time amend, suspend or terminate the Amended Plan. The Amended Plan will terminate on the 10 year anniversary on the date the Amended Plan was approved by the Board, which will be April 7, 2026, unless earlier terminated by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the Amended Plan in such a manner and to such a degree as required.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the Amended Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options.  The grant of a non-qualified stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options.  The grant of an incentive stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) and so long as the participant's total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights.  Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock.  A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units.  With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents.  Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) and so long as we withhold the appropriate taxes with respect to such income (if required) and the individuals’s total compensation is deemed reasonable in amount.

Tax Effect for the Company.  Unless limited by Section 162(m), the Company generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions and broker non‑votes will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE AMENDED PLAN PURSUANT TO THIS PROPOSAL.

ITEM 4. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd‑Frank Act ”) added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under “Executive Compensation—Compensation Discussion and Analysis” below, our executive compensation programs are designed to (i) attract, reward and retain highly qualified and motivated executive officers who contribute to Cherokee’s success; (ii) provide economic incentives for executive officers to achieve Cherokee’s business and financial objectives by linking the executive officers’ compensation to the performance of Cherokee; (iii) strengthen the relationship between executive pay and stockholder value; and (iv) promote accountability. Please read the “Executive Compensation” section of this Proxy Statement, which includes the Compensation Discussion and Analysis, tabular disclosure regarding the compensation of our Named Executive Officers and accompanying narrative disclosure, for additional details about our executive compensation programs, including information about the Fiscal 2016 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this resolution is advisory and therefore not binding on Cherokee, the Compensation Committee or our Board of Directors; however, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the results of this vote in future compensation decisions, including evaluating whether any actions are necessary to address any concerns of our stockholders evidenced by a significant negative vote on this resolution. Accordingly, our Board of Directors is asking our stockholders to cast a non‑binding, advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions and broker non‑votes will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has unanimously determined that each of Messrs. Ewing, Galvin, Hull, Ravich and Tworecke, constituting five of the six directors standing for re‑election, is an independent director within the meaning of NASDAQ Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board has determined that Mr. Stupp is not independent because he is currently an executive officer of Cherokee.

Meetings and Committees of the Board of Directors

The business affairs of Cherokee are managed under the direction of the Board of Directors, although the Board of Directors is not involved in Cherokee’s day‑to‑day operations. During Fiscal 2016, the Board of Directors met seven times and took action by unanimous written consent on two occasions. Each director attended 100% of all meetings of the Board and all meetings of the committees on which he served that were held during Fiscal 2016. Cherokee encourages all of its directors to attend our annual meetings of stockholders. All of our directors attended in person or telephonically the 2015 annual meeting of stockholders.

The Board of Directors has established the following three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. The Board of Directors has adopted a written charter for each of these committees, current copies of which are available on Cherokee’s website at www.cherokeeglobalbrands.com. To access these charters from Cherokee’s homepage, click on “Investor Relations,” then click on “Committee Composition” under “Financial Information.” The following table sets forth the membership of each of Cherokee’s three standing committees as of January 30, 2016 and during all of Fiscal 2016:

Nominating &
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Timothy Ewing	Member	Chairman	—
Robert Galvin	Chairman	—	Member
Keith Hull	Member	—	Chairman
Jess Ravich	—	Member	—
Frank Tworecke	—	Member	Member

Audit Committee

The primary functions of Cherokee’s Audit Committee are, among other things: to be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm; to review and discuss with management and the independent accounting firm the Company’s financial statements prior to including them in a report on Form 10‑K or Form 10‑Q filed with the SEC; to oversee audits of the Company’s financial statements and meet with the independent accounting firm in connection with each annual audit to review the planning and staffing of the audit; to review and oversee the Company’s accounting and financial reporting processes, including management’s evaluation of the adequacy and effectiveness of internal controls; to discuss with management and the independent accounting firm Cherokee’s practices with respect to risk assessment, risk management and critical accounting policies; to receive and review from the independent accounting firm the report required by the Public Company Accounting Oversight Board’s Ethics and Independence Rule 3526; to prepare a report each year for inclusion in Cherokee’s annual proxy statement; and to pre‑approve all auditing services and permitted non‑audit services to be performed for Cherokee by its independent accountants.

The Board of Directors has determined that all directors serving as members of the Audit Committee are “independent” under applicable NASDAQ Marketplace Rules and Rule 10A‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and meet all other applicable requirements of the NASDAQ Marketplace Rules. The Board has also determined that Mr. Galvin is an “audit committee financial expert,” as that term is defined by applicable SEC rules.

Representatives of Cherokee’s firm of independent accounting firm are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee met four times during Fiscal 2016.

Compensation Committee

The primary functions of Cherokee’s Compensation Committee are, among other things: to review and approve the Company’s compensation philosophy; to review management’s risk assessment regarding compensation policies and practices; to annually review and approve the compensation, including bonus and incentive compensation, for our executive officers; to review and advise the Board regarding the performance of our executive officers; to administer and interpret the Company’s incentive compensation plans and stock‑related plans; to review and approve the compensation of our non‑employee directors; and to oversee and approve all public disclosures with respect to compensation. The Compensation Committee may form and delegate any of its responsibilities to subcommittees consisting solely of Compensation Committee members, with Board approval. For information regarding the role of our Chief Executive Officer and our other executive officers in the determination of executive officer compensation, see the discussion under “Executive Compensation—Compensation Discussion and Analysis” below.

The Board of Directors has determined that all directors serving as members of the Compensation Committee are “independent” under applicable NASDAQ Marketplace Rules and Rule 10C‑1 of the Exchange Act. In addition, all directors serving as members of the Compensation Committee are non‑employee directors and outside directors within the meaning of Rule 16b‑3 of the Exchange Act and Section 162(m), respectively.

The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our Chief Executive Officer and our Chief Financial Officer. The Compensation Committee’s chairman then reports the Compensation Committee’s recommendations on executive compensation to the full Board. The Compensation Committee may engage and consult with independent compensation consultants as it deems appropriate to review, analyze and set compensation packages for our executive officers. The Compensation Committee reviews the total fees paid to any outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee. The Compensation Committee met two times during Fiscal 2016.

Nominating & Governance Committee

The primary functions of the Nominating & Governance Committee are, among other things: to identify qualified candidates to become Board members; to select candidates to recommend to the Board as nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); to select candidates to fill any vacancies on the Board; to recommend to the Board the directors to serve as members and chairs of all Board committees and as the Chairman of the Board; to oversee the evaluation of the Board; and to develop, recommend to the Board and monitor a policy regarding the consideration of director candidates recommended by stockholders.

The Board of Directors has determined that all directors serving as members of the Nominating & Governance Committee are “independent” under applicable NASDAQ Marketplace Rules. The Nominating & Governance Committee met once during Fiscal 2016.

Identifying and Evaluating Director Nominees

The goal of our Board is to assemble a Board of Directors that brings to Cherokee a variety of perspectives and skills derived from high‑quality business and professional experience. In doing so, the Nominating & Governance Committee considers candidates with appropriate business and non‑business backgrounds. When searching for new candidates, the Nominating & Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap in fulfilling these needs. Under the terms of the Nominating & Governance Committee charter, the committee considers the following criteria when recommending candidates for election to the Board, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer of a publicly held company; experience in Cherokee’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of Cherokee’s operations; and practical and mature business judgment. The Nominating & Governance Committee or the Board of Directors may establish additional or different criteria for Board membership, and the Nominating & Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members. In considering candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate’s credentials in the context of these membership criteria. With respect to the nomination of continuing directors for re‑election, an individual’s past contributions to the Board are also considered. Although we do not have a formal policy with respect to Board diversity, the Nominating & Governance Committee and the Board believe that it is necessary for our directors to possess a variety of qualities and skills, as a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. All of the nominees for director being voted upon at the Annual Meeting are directors standing for re‑election, and have been put forth as director nominees by Cherokee’s Nominating & Governance Committee.

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating & Governance Committee may consider these factors and any such other factors as it may deem are in the best interests of Cherokee and our stockholders. The Nominating & Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of our Board of Directors must meet the definition of “independent director” under the NASDAQ Marketplace Rules or the standards of any other applicable self‑regulatory organization.

The Nominating & Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant and valuable to our business and who are willing to continue in service are considered for re‑nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining new perspectives. If any member of our Board does not wish to be considered for re‑election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee would identify a new nominee in light of the criteria and other factors described above. In such cases, all of the members of our Board are polled for suggestions as to potential nominees to our Board, and other research may also be performed to identify qualified individuals. If the Nominating & Governance Committee believes that additional candidates for nomination are needed, then it may explore alternative sources for identifying additional candidates, which could include engaging, as appropriate, a third‑party search firm to assist in identifying qualified candidates.

All directors and director nominees are required to submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non‑incumbent director nominees, at the discretion of the Nominating & Governance Committee.

The Nominating & Governance Committee will evaluate director nominees recommended by stockholders in the same manner as it evaluates other nominees. A stockholder who wishes to suggest a nominee for the Board of Directors must comply with the notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which the proposed director nominee is to be up for election. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may reference a copy of our Bylaws by accessing the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC’s website at www.sec.gov. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting of stockholders unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

Stockholder Communications with the Board

The Board of Directors has not adopted a formal process for stockholders to send communications directly to the Board of Directors or any specific director. However, stockholders may send such communications to our Corporate Secretary at our principal executive offices, who will forward all such communications to the Board. Additionally, any stockholder or employee may submit to the Audit Committee at any time a complaint or concern regarding any questionable accounting, internal accounting controls or auditing matters concerning Cherokee by writing to our Audit Committee Chairman at our principal executive officers or by submitting a notice via our online whistleblower system at https://cherokee.alertline.com/gcs/welcome.

Code of Business Conduct and Ethics

Cherokee has adopted a Code of Business Conduct and Ethics that applies to Cherokee’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), other employees, agents and consultants. This code satisfies the requirements of a “code of business conduct and ethics” under Rule 5610 of the NASDAQ Marketplace Rules and a “code of ethics” within the meaning of Section 406 of the Sarbanes‑Oxley Act of 2002 and applicable SEC rules. The code may be referenced by accessing the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC’s website at www.sec.gov. Any amendments to or waivers of the code will be promptly posted on our website at www.cherokeeglobalbrands.com or in a current report on Form 8‑K, as required by applicable laws.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of Cherokee to make this determination based on the position and direction of Cherokee and the membership of the Board. During Fiscal 2016, Mr. Ravich served as the non‑executive Chairman of the Board. The Board believes that at this time, separating the roles of Chief Executive Officer and Chairman and appointing Mr. Ravich as Chairman is in the best interest of our stockholders, as it permits our Chief Executive Officer to focus on our day‑ to‑day business while our Chairman of the Board can focus on leading the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.

The Board’s Role in Risk Oversight

The Board, as a whole and also at the committee level, has an active role in managing our risks. The members of the Board participate in our risk oversight assessment by receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and risks relating to any related party or conflict of interest transactions, as well as our policies with respect to risk assessment and risk management generally. The Nominating & Governance Committee manages risks associated with the composition of the Board, including the independence of our directors. Members of the management team report directly to the Board or the appropriate Board committee. The directors then use this information to understand, identify, manage and attempt to mitigate risk. After a committee has discussed any such report from management, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate with respect to the oversight of our material risks.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Ewing, Ravich and Tworecke served as a member of the Compensation Committee during all of Fiscal 2016. No such person is or has in the past been an officer or employee of Cherokee or had any relationship requiring disclosure under Item 404 of Regulation S‑K promulgated by the SEC. None of the executive officers of Cherokee has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of Cherokee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis explains Cherokee’s policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of Cherokee’s Named Executive Officers during Fiscal 2016.

Compensation Policies and Philosophy

The Compensation Committee oversees the design and administration of our executive compensation programs. The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation programs are to:

•attract, reward and retain highly qualified and motivated executive officers who contribute to Cherokee’s success;

•provide economic incentives for executive officers to achieve Cherokee’s business and financial objectives by linking the executive officers’ compensation to the performance of Cherokee;

•strengthen the relationship between executive pay and stockholder value; and

•promote accountability.

To achieve these objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance‑oriented and designed to link Cherokee’s strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of Cherokee’s executives, including the Named Executive Officers, while also providing competitive guaranteed compensation and opportunities for rewards that attract and retain top‑quality and experienced executives. Our compensation programs seek to accomplish these goals by using a combination of base salary, performance‑based and discretionary cash bonuses, equity awards and change in control and post‑termination severance benefits. The Compensation Committee views each Named Executive Officer’s compensation holistically as a package, such that an decision to deliver a higher discretionary cash bonus could result in a consequent decision to grant the Named Executive Officer fewer equity awards. The Compensation Committee evaluates and determines the performance of our Named Executive Officers considering the following factors, among others: (i) the individual’s ability to perform assigned tasks; (ii) the individual’s knowledge of his or her job; (iii) the individual’s ability to work with others toward the achievement of Cherokee’s goals; and (iv) internal pay equity among our Named Executive Officers. The Compensation Committee also evaluates corporate performance by considering factors such as Cherokee’s performance relative to the business environment and our competitors and the success of Cherokee in meeting its business and financial objectives. In reviewing these factors for both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors. We believe that it is important to reward excellence, leadership and outstanding long‑term company performance in a form designed to retain and motivate executives and align their incentives with continued high levels of performance.

Although the Compensation Committee has utilized benchmarking with a specific peer group of companies to design our executive compensation programs in past years, the Compensation Committee did not rely on benchmarking with any peer group in determining executive compensation for Fiscal 2016 for a variety of reasons, including a desire to maintain compensation levels and structure in Fiscal 2016 that were substantially stable with those of Fiscal 2014 and Fiscal 2015 and the resulting belief of our Compensation Committee that benchmarking was not needed. Instead, the Compensation Committee determined Named Executive Officer compensation for Fiscal 2016 by drawing on its experience and its judgment in establishing a compensation program and pay levels that it believes are appropriately rewarding to our Named Executive Officers, responsible for a company in our stage of growth and otherwise satisfy the principle objectives of our compensation philosophy. From time to time, the Compensation Committee may review general industry trends for informational purposes in designing our compensation programs and determining Named Executive Officer pay levels.

Process for Establishing Compensation Packages

The Compensation Committee’s practice is to establish the annual compensation packages for each of our Named Executive Officers in the beginning of each fiscal year, typically in our first or second fiscal quarter in connection with annual performance reviews. Performing this process after the end of the prior fiscal year allows the Compensation Committee to incorporate data on Cherokee’s performance during the prior year into its analysis and to conduct an assessment of the executives’ contribution to Cherokee’s overall performance. The Compensation Committee then compiles the information to establish annual base compensation and performance‑related incentives and make adjustments to long‑range compensation incentives as it deems appropriate.

Review of Stockholder Say‑on‑Pay Votes

Consistent with the preference of our stockholders, which was expressed at Cherokee’s annual stockholders meeting held in June 2011, our stockholders have the opportunity to cast an advisory vote on executive compensation, or a “say‑on‑pay” vote, annually. At our 2015 annual meeting of stockholders, our executive compensation received a favorable advisory vote. The Compensation Committee believed this approval affirmed stockholders’ support of Cherokee’s approach to executive compensation, and therefore the Compensation Committee did not significantly change our compensation policies, philosophy or structure in Fiscal 2016. The Compensation Committee will continue to consider the outcome of Cherokee’s say‑on‑pay votes when making future compensation decisions for our Named Executive Officers.

Role of our Chief Executive Officer and Other Executive Officers in Compensation Decisions

With regard to the compensation paid to each Named Executive Officer other than the Chief Executive Officer, the Chief Executive Officer reviews on an annual basis the performance of each executive officer, as well as the compensation paid to each executive officer for the prior fiscal year. Following such review, our Chief Executive Officer submits to the Compensation Committee his recommendations regarding the compensation to be paid to each Named Executive Officer during the next fiscal year, including recommended salary levels, bonuses and equity awards, as applicable. Following a review of such recommendations, the Compensation Committee takes such action regarding such compensation as it deems appropriate, including approving compensation in an amount it determines is reasonable. The Chief Executive Officer is not involved in discussions or the determination of any aspect of his own compensation, which the Compensation Committee determines and approves based on its assessment of factors it deems relevant, including the Chief Executive Officer’s and our Company’s performance.

Our Chief Executive Officer participates in meetings of the Compensation Committee at the Compensation Committee’s request, other than during executive session or when our Chief Executive Officer’s own compensation is under discussion, to provide:

•background information regarding our strategic objectives;

•his evaluation of the performance of executive officers (other than himself); and

•compensation recommendations as to executive officers (other than himself).

In addition, our Chief Financial Officer often prepares information for the meetings of the Compensation Committee and our President and Chief Operating Officer and our Chief Financial Officer participate in Compensation Committee meetings at the Compensation Committee’s request, other than during executive session or when the compensation of such executive officer is under discussion. Our Chief Executive Officer and our other executive officers also play a significant role in the compensation‑setting process for other employees by:

•evaluating employee performance;

•recommending business performance targets and establishing objectives; and

•recommending salary levels, bonuses and equity awards.

Role of Compensation Consultants

Although the Compensation Committee did not engage any compensation consultants in Fiscal 2016, the Compensation Committee has the authority to engage the services of independent compensation consultants to assist with executive compensation review and analysis at its discretion. Such a compensation consultant may be engaged to, among other things, provide an independent review of our executive compensation and validate the methods and scope of internal review being conducted. Pursuant to its charter and in accordance with applicable SEC rules and NASDAQ Marketplace Rules, the Compensation Committee would assess the independence of any such compensation consultant and the existence of any conflicts of interest prior to any engagement.

Components of Compensation

The compensation of our Named Executive Officers consists of the following three principal components: base salary, performance‑based and discretionary cash bonuses, equity awards and change in control and post‑termination severance benefits. The Compensation Committee believes that the combination of these elements provides an appropriate mix between short‑term and long‑term cash and non‑cash compensation that is essential to attracting and retaining talented and hard‑working individuals and aligning their incentives with the interests of our stockholders. The Compensation Committee strives to develop comprehensive compensation packages that are competitive with those offered by other companies with which Cherokee competes.

Base Salary

The Compensation Committee conducts an annual review of the base salary for each Named Executive Officer. Each year, in connection with the completion of Cherokee’s fiscal year‑end audit and in connection with conducting annual performance reviews, the Chief Executive Officer makes initial recommendations with respect to the base salaries of all Named Executive Officers other than himself. The Chief Executive Officer provides his recommendations and the reasons for his recommendations to the Compensation Committee, which then reviews the Chief Executive Officer’s recommendations and other information it deems relevant before making its determination regarding base salaries for the applicable fiscal year. In considering the base salary of each Named Executive Officer, the Chief Executive Officer and the Compensation Committee consider the individual and corporate performance factors outlined above and place particular emphasis on the success of Cherokee in meeting its business and financial objectives and the overall contribution of the Named Executive Officer in helping to attain those objectives. The Compensation Committee also considers other qualitative and quantitative factors that it may deem relevant, including industry trends and other similar information. Typically, a Named Executive Officer’s base salary is increased with additional job responsibility or in light of other factors, but is not intended to be the primary compensation method to reward past performance or incentivize future performance.

The base salaries for our Named Executive Officers during Fiscal 2016 were as follows:

Base Salary for
Name and Title	Fiscal 2016
Henry Stupp, Chief Executive Officer	$750,000
Howard Siegel, President and Chief Operating Officer	$425,000
Jason Boling, Chief Financial Officer	$300,000

Cash Bonuses

We periodically pay cash bonuses to Named Executive Officers at the discretion of the Compensation Committee based on the Compensation Committee’s evaluation of performance against various corporate goals and objectives and pursuant to a performance‑based cash bonus plan. In each case, this element of compensation is designed to motivate the Named Executive Officers to meet the business and financial objectives of Cherokee.

Performance Bonus

Pursuant to the terms of Messrs. Stupp’s and Siegel’s employment agreements with us, which are described under “Employment Agreements” below, and pursuant to the Compensation Committee’s determination in May 2014 to also apply the applicable terms to Mr. Boling, each of Messrs. Stupp, Siegel and Boling is eligible to receive a cash performance‑based bonus (the “Performance Bonus”) based on the level of achievement of Cherokee’s EBITDA (defined as net income before interest expense, tax provision, depreciation, and amortization are subtracted, and inclusive of any amounts payable as Performance Bonus) for each fiscal year relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year or any other specified unusual or non-recurring transactions or events). The amount of the Performance Bonus is as follows: (i) for Mr. Stupp, $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement) and (ii) for each of Messrs. Siegel and Boling, 30% of his then‑current base salary at 100% achievement, with a minimum bonus of 20% of his then‑current base salary at 80% achievement and a maximum bonus of 40% of his then‑current base salary at 120% achievement (with linear interpolation between 80% and 120% achievement). If Cherokee’s EBITDA for a fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year), then none of Messrs. Stupp, Siegel and Boling are entitled to any Performance Bonus for that fiscal year. Notwithstanding the foregoing, it was determined that, for Fiscal 2016 only, the amount of the Performance Bonus for each of Messrs. Stupp, Siegel and Boling would equal $160,000, 102,000 and $72,000, respectively, at 100% achievement of Cherokee’s EBITDA relative to the applicable EBITDA target, and each such Named Executive Officer waived any rights he may have to any additional Performance Bonus payment for performance during Fiscal 2016.

The Compensation Committee determined to base the achievement of the Performance Bonus on Cherokee’s EBITDA because this metric provides a basis for measuring Cherokee’s operating performance and profitability based upon its business and assets, without regard to the impact of variations attributable to accounting or tax‑related matters.

For Fiscal 2016, the Compensation Committee established an EBITDA target, as adjusted, of approximately $17.7 million and Cherokee’s actual EBITDA for such period, as adjusted, was approximately $17 million, equal to 97% of the EBITDA target. As a result, each of Messrs. Stupp, Siegel and Boling was awarded a Performance Bonus for Fiscal 2016 of $155,250, $99,000 and $69,900, respectively.

Discretionary Cash Bonuses

The decisions as to whether or not discretionary cash bonuses will be paid and the amounts and timing of such bonuses are tied to the profitability and performance of Cherokee and other factors the Compensation Committee may deem relevant with respect to each Named Executive Officer, although for Fiscal 2016, the Compensation Committee did not pre‑establish or communicate to executives any performance targets for these discretionary cash bonuses. Typically, as part of the completion of the audit for the prior fiscal year and in connection with annual performance reviews, our Chief Executive Officer determines and presents recommendations to the Compensation Committee with respect to discretionary cash bonuses for our other Named Executive Officers, taking into account the achievement of company‑specific performance measures and individual‑specific objectives for the applicable fiscal year, as well as the contribution of the executive to the overall success and achievements of Cherokee. When making its decision, the Compensation Committee also considers internal pay equity factors together with each Named Executive Officer’s qualifications, duties and responsibilities and, with respect to our Chief Executive Officer, his eligibility to receive discretionary cash bonuses as set forth in his employment agreement with us, which is described under “Employment Agreements” below.

For Fiscal 2016, the Compensation Committee determined not to pay any of our Named Executive Officers a discretionary cash bonus for performance during the period.

Equity Compensation

Cherokee’s equity compensation plans are administered by the Compensation Committee. Cherokee currently maintains one equity compensation plan, the 2013 Plan, which became effective following its approval by our stockholders on July 16, 2013. The 2013 Plan serves as the successor to the Predecessor Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the Predecessor Plan that remain outstanding). The share reserve under the 2013 Plan currently includes the shares available for grant or subject to outstanding awards under the Predecessor Plan, plus 700,000 shares. We are asking our stockholders to approve an amendment and restatement of the 2013 Plan at the Annual Meeting in order to increase the shares reserved thereunder by 500,000 shares, which is described in detail in Item 3 of this Proxy Statement.

We have historically granted our Named Executive Officers the following three types of equity awards under our equity compensation plans, all pursuant to award agreements under the applicable plan:

•Stock Options.  Stock option awards afford the recipient the option to purchase shares of our common stock at a stated price per share. Stock option awards granted to our Named Executive Officers are granted under Cherokee’s equity compensation plans with exercise prices equal to or above the market price of Cherokee’s common stock on the date of grant and generally vest ratably in annual installments over two, three or five years, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. Since stock option awards have value only if the price of Cherokee’s common stock increases over the exercise price, the Compensation Committee believes that stock option awards provide incentives to build stockholder value and thereby align the interests of our Named Executive Officers with those of our stockholders. The Compensation Committee also believes that these awards, which may vest over a period of two or more years, have important retention value.

•Restricted Stock Units.  RSUs are full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated time‑based vesting criteria. RSUs granted to our Named Executive Officers are granted under Cherokee’s equity compensation plans and generally vest ratably in annual installments over three years, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. As RSUs do not require the payment of an exercise price or the satisfaction of other performance criteria in order to vest, the Compensation Committee believes that these awards provide greater certainty of delivering value to our Named Executive Officers, which may be desired in order to reward our Named Executive Officers for achievement of individual or corporate strategic objectives or otherwise strong performance or in light of other factors deemed relevant, such as the terms of other outstanding equity awards, while still incentivizing long‑term performance and providing long‑term retention benefits by delivering value over a three‑year vesting period.

•Performance Stock Units.  Performance stock units are a type of RSU that vest in up to three annual installments based on the achievement of a stock price target each year. The stock price target is calculated using the closing price of the Company’s common stock on the last day of the preceding fiscal year and adding 10% growth, and is measured at the end of each fiscal year in which the award is outstanding. In order to achieve the applicable stock price target, the average of all closing prices during the January preceding the applicable fiscal year‑end must meet or exceed the applicable stock price target. If a stock price target is met, one‑third of the performance stock units vest, and if a stock price target for either of the first two years in which an award is outstanding is not met, the portion of the award that would have vested would roll over and vest if the stock price target for the following fiscal year(s) in which the award remains outstanding are met, subject in all cases to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. The Compensation Committee believes this type of award design has several benefits, including, among others, the following: (i) the awards have a strong performance orientation in that they generally do not vest unless one or more stock price targets are achieved; (ii) the awards align the Named Executive Officers’ interests with those of our stockholders, since the awards only vest if stockholders experience an increase in the value of their shares relative to the trading price of the shares on the performance stock unit award grant date; (iii) the stock price targets are objective, measureable, straightforward, and difficult to manipulate; (iv) the awards are only earned following a sustained stock price increase, minimizing the possibility of vesting upon a short‑term stock price spike; and (v) there is no exercise price associated with the awards, so they could have more value delivery potential with less associated dilution than some other types of equity award.

In determining the number and type of equity awards to grant in any fiscal year, the Compensation Committee considers such factors as the seniority of the Named Executive Officer, the contribution that the Named Executive Officer is expected to make to Cherokee in the coming years and has made to Cherokee in the past, and the size and terms of prior equity awards granted to the Named Executive Officer. The Compensation Committee generally grants equity awards for Named Executive Officers and other employees other than the Chief Executive Officer based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. However, the Compensation Committee may from time to time grant equity awards based on individual and corporate achievements and other factors it deems relevant. Decisions regarding equity awards for our Named Executive Officers are typically made at the Compensation Committee’s first or second fiscal quarter meeting at which executive compensation for the coming year is determined, which is typically scheduled several months in advance although the Compensation Committee may also grant equity awards at other times during the year for retention purposes or to reflect changes in responsibilities or similar events or circumstances.

Fiscal 2014 and Fiscal 2016 Performance Stock Units

On April 15, 2013, the Compensation Committee approved the grant of performance stock unit awards to each of Messrs. Siegel and Boling pursuant to the Predecessor Plan. In addition, on July 16, 2013, the Compensation Committee approved the grant of a performance stock unit award to Mr. Stupp pursuant to the 2013 Plan. These awards entitled Mr. Stupp, Mr. Siegel and Mr. Boling to receive up to 30,000, 17,000 and 10,000 shares of Cherokee’s common stock, respectively, in each case over the three‑year period beginning on February 1, 2014, the last day of our 2014 fiscal year (“Fiscal 2014”) and subject to the performance criteria set forth in the applicable award agreement and as described above. Due to achievement or non‑achievement of the applicable stock price targets set forth in these awards, the first one‑third of each award failed to vest on the last day of Fiscal 2014, two‑thirds of each award vested on the last day of Fiscal 2015, and the final one‑third of each award failed to vest on the last day of Fiscal 2016.

On April 5, 2016, the Compensation Committee approved the grant of additional performance stock unit awards to Messrs. Stupp, Siegel and Boling pursuant to the 2013 Plan, entitling them to receive up to 10,000, 6,000 and 3,500 shares of Cherokee’s common stock, respectively, in each case over the three‑year period beginning on the last day of Fiscal 2016 and subject to the performance criteria set forth in the applicable award agreements and as described above.

Fiscal 2016 Stock Option and RSU Awards

On June 8, 2015, the Compensation Committee awarded (i) a stock option to purchase up to 60,000 shares to Mr. Stupp and a stock option to purchase up to 55,000 shares to each of Messrs. Siegel and Boling, and (ii) RSUs for up to 50,000 shares to Mr. Stupp and RSUs for up to 20,000 shares to each of Messrs. Siegel and Boling. Each of these stock option and RSU awards vests in equal annual installments over a three‑year period subject to the continued employment of the Named Executive Officer through each vesting date. The Compensation Committee determined to grant these awards in recognition of significant efforts and successes during Fiscal 2015 and Fiscal 2016 to date, including expansion of our brand portfolio with the acquisition of our Everyday California® brand and acquisition of new licensee partners for a number of our established brands, and in recognition of long‑term value creation over the past several years, and determined that these value delivery objectives were best achieved with a combination of stock options and RSUs.

Change in Control and Post‑Termination Severance Benefits

The employment agreements for each of our Named Executive Officers provide them certain benefits if their employment is terminated under specified conditions, including a termination in connection with a change in control. The Compensation Committee believes these benefits are important elements of each Named Executive Officer’s comprehensive compensation package for their retention value and their alignment of the interests of our Named Executive Officers with those of our stockholders. The details and amounts of such benefits are described below under “Potential Payments Upon Termination or Change in Control.”

Named Executive Officer Employment Agreements

We have entered into an employment agreement or offer letter with each of our Named Executive Officers that sets forth the terms of his compensation arrangements as described above and certain other terms of his employment with us. During Fiscal 2016, the Compensation Committee decided to enter into such an employment agreement with Mr. Siegel, our President and Chief Operating Officer, with whom we did not previously have an employment agreement in place. The terms of Mr. Siegel’s employment agreement are substantially similar to those of Mr. Boling’s offer letter with us, each of which, along with Mr. Stupp’s employment agreement, is described under “Employment Agreements” below. The Compensation Committee determined it was appropriate to enter into employment agreements with our Named Executive Officers in light of various factors, including their respective levels of responsibility, the retention value of the change in control and post‑termination severance benefits provided by the employment agreements and internal pay equity factors.

Perquisites

Cherokee annually reviews the perquisites that senior executives receive. Generally, Cherokee’s Named Executive Officers are entitled to benefits that are otherwise available to all of its employees.

Other Benefits

Cherokee maintains broad‑based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a savings plan that qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Participants in this 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options, which do not include Cherokee’s common stock. In addition, Cherokee provides a matching contribution of up to 4% of each eligible employee’s salary per year.

Deductibility of Executive Compensation

It is our policy generally to seek to qualify compensation paid to Named Executive Officers for deductibility under Section 162(m). Section 162(m) generally prohibits us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeds $1,000,000, unless the compensation is payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders. We believe the stock option and RSU awards we have granted to our Named Executive Officers under the Predecessor Plan and the 2013 Plan qualify as performance‑based compensation under Section 162(m), although there is no guarantee that such equity awards, or any other performance‑based compensation paid to our Named Executive Officers, qualify as such. We reserve the discretion to pay compensation to our executives that may not be deductible if we determine that paying such compensation is in the best interests of Cherokee and our stockholders.

Summary of Executive Compensation for the Fiscal 2016 Performance Period

The following table summarizes the compensation of our Named Executive Officers for Fiscal 2016:

	Stock Option	RSU
	Share	Share	Base	Cash
Name and Title	Amount (#)(1)	Amount (#)(1)	Salary ($)(2)	Bonuses ($)(3)
Henry Stupp, Chief Executive Officer	60,000	50,000	750,000	155,250
Howard Siegel, President and Chief Operating Officer	55,000	20,000	425,000	99,000
Jason Boling, Chief Financial Officer	55,000	20,000	300,000	69,900

(1)

Stock option and RSU awards vest in equal annual installments over a three‑year period subject to the continued employment of the grantee through each vesting date. Stock option awards have an exercise price of $22.94 per share, which was the closing price of our common stock on the date of grant, and have a seven year term.

(2)	Amounts represent the base salary earned by each Named Executive Officer for Fiscal 2016.

(3)	Amounts represent cash payments made pursuant to the Performance Bonus and discretionary cash bonuses approved by our Compensation Committee for performance during Fiscal 2016.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

Compensation Committee Report

The Compensation Committee establishes and oversees the design and functioning of Cherokee’s executive compensation programs. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of Cherokee. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Timothy Ewing, Chairman

Jess Ravich

Frank Tworecke

Summary Compensation Table

The following table sets forth the compensation for services rendered by our Named Executive Officers during Fiscal 2016:

(amounts rounded to the nearest thousand)						Non‑Equity
				Stock	Option	Incentive Plan	All Other	Total
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Henry Stupp	2016	750,000	—	1,147,000	383,000	155,000	59,000	2,494,000
Chief Executive	2015	750,000	14,000	—	256,000	186,000	65,000	1,271,000
Officer	2014	746,000	100,000	116,000	—	—	37,000	999,000
Howard Siegel	2016	425,000	—	459,000	351,000	99,000	45,000	1,379,000
President, Chief	2015	425,000	128,000	—	102,000	—	54,000	709,000
Operating Officer & Secretary	2014	425,000	75,000	65,000	—	—	27,000	592,000
Jason Boling	2016	300,000	—	459,000	351,000	70,000	31,000	1,211,000
Chief Financial	2015	288,000	6,000	—	102,000	84,000	29,000	509,000
Officer	2014	216,000	35,000	38,000	210,000	—	12,000	511,000

(1)	Represents discretionary cash bonuses earned for performance during each of the periods presented.
(2)

Represents the grant date fair value of awards granted during each of the periods computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For more information, see Note 8 to the consolidated financial statements contained in the Annual Report filed with the SEC on April 14, 2016.

(3)	Represents the amount of the Performance Bonus earned by the applicable Named Executive Officer during each of the periods presented.
(4)

Amounts include employer‑paid health insurance premiums and vacation payouts and the employer contributions to the Company’s 401(k) retirement savings plan paid on behalf of each Named Executive Officer. For Mr. Stupp, the amount for Fiscal 2014 also includes $20,000 paid to Mr. Stupp as reimbursement of legal fees incurred in connection with the negotiation of the Restated Employment Agreement (as defined below).

Grants of Plan‑Based Awards

The following table provides information concerning each grant of a plan‑based award made to a Named Executive Officer during Fiscal 2016:

					All Other	All Other
					Stock Awards:	Option Awards:		Grant Date
		Estimated Future Payouts Under			Number of	Number of	Exercise or	Fair Value of
		Non‑Equity Incentive Plan			Shares of	Securities	Base Price	Stock and
		Awards(1)			Stock or	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards(3)
Name	Date	($)	($)	($)	(#)(2)	(#)(2)	($/Sh)	($)
Henry Stupp	6/8/2015	—	—	—	—	60,000	$22.94	383,000
	6/8/2015	—	—	—	50,000	—	—	1,147,000
	—	50,000	200,000	350,000	—	—	—	—
Howard Siegel	6/8/2015	—	—	—	—	55,000	$22.94	351,000
	6/8/2015	—	—	—	20,000	—	—	459,000
	—	85,000	127,500	170,000	—	—	—	—
Jason Boling	6/8/2015	—	—	—	—	55,000	$22.94	351,000
	6/8/2015	—	—	—	20,000	—	—	459,000
	—	60,000	90,000	120,000	—	—	—	—

(1)	Represents amounts payable under the Performance Bonus.
(2)	All RSU and stock option awards vest ratably on an annual basis over a three‑year period, commencing on the first anniversary of the date of grant.
(3)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 to the consolidated financial statements contained in the Annual Report filed with the SEC April 14, 2016.

Outstanding Equity Awards at January 30, 2016

The following table summarizes outstanding equity awards held by our Named Executive Officers as of January 30, 2016:

	Option Awards						Stock Awards
	Number of		Number of				Number of	Market Value of
	Securities		Securities				Shares or Units	Shares or Units
	Underlying		Underlying		Option		of Stock	of Stock
	Unexercised		Unexercised		Exercise	Option	That Have Not	That Have Not
	Options (#)		Options (#)		Price	Expiration	Vested	Vested
Name	Exercisable(1)		Unexercisable(1)		($)	Date	(#)(1)	($)(2)
Henry Stupp	75,000	(3)	18,750	(3)	18.3	8/26/2016
	30,001		—		13.06	6/18/2019
	25,000		50,000		13.54	5/9/2021
	—		60,000		22.94	6/8/2022
	—		—		—	—	50,000	819,000
Howard Siegel	50,000		—		18.3	8/26/2017
	80,000	(4)	20,000	(4)	17.21	3/23/2018
	60,000		—		13.06	6/18/2019
	10,000		20,000		13.54	5/9/2021
	—		55,000		22.94	6/8/2022
	—		—		—	—	20,000	327,600
Jason Boling	20,000		10,000		14.03	3/25/2020
	13,334		6,666		12.02	8/19/2020
	10,000		20,000		13.54	5/9/2021
	—		55,000		22.94	6/8/2022
	—				—	—	20,000	327,600

(1)

Other than as described below, all option and RSU awards vest on an annual basis ratably over a three‑year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment through each vesting date.

(2)	Determined by multiplying the unvested portion of the stock awards by $16.38, the closing price of our common stock on January 29, 2016.
(3)

There are 187,500 total shares subject to the option, of which 150,000 have vested as of January 30, 2016. The shares subject to the option vest on an annual basis ratably over a five‑year period, beginning on the first anniversary of the date of grant. The option was amended in July 2012 to permit the transfer of up to 50% of the shares subject to the option pursuant to a qualified domestic relations order. Mr. Stupp subsequently transferred such amount to his former spouse (subject to vesting based on Mr. Stupp’s continued service to Cherokee). As a result, the amounts presented herein represent Mr. Stupp’s beneficial ownership of 50% of the option grant.

(4)

The option award vests on an annual basis ratably over a five‑year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment through each vesting date.

Option Exercises and Stock Vested

The following table summarizes the Named Executive Officers’ exercises of stock options during Fiscal 2016:

	Option Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)
Henry Stupp	59,999	$536,991	(1)
Howard Siegel	10,000	$36,600	(2)
Jason Boling	—	—

(1)

Determined by multiplying the 59,999 shares acquired on exercise by the difference between $22.01, the closing price on April 27, 2015, the date of exercise, and the exercise price per share of $13.06. Cherokee withheld an aggregate of 44,770 of such shares to pay for the exercise price of the stock options and the associated tax withholding obligations. As of April 7, 2016, Mr. Stupp has not sold any of the shares delivered upon exercise of the stock option.

(2)

Determined by multiplying the 10,000 shares acquired on exercise by the difference between $26.36, the closing price on June 17, 2015, the date of exercise, and the exercise price per share of $22.70. The actual value realized by Mr. Siegel upon sales of the shares acquired upon exercise was $37,553.

Employment Agreements

Restated Employment Agreement with Mr. Stupp

On July 16, 2013, we entered into an Amended and Restated Executive Employment Agreement (the “Restated Employment Agreement”) with Henry Stupp, our Chief Executive Officer, which was approved by the Compensation Committee. The Restated Employment Agreement amends, restates and supersedes in its entirety the employment agreement dated August 26, 2010, as amended, between Cherokee and Mr. Stupp. The Restated Employment Agreement has an initial term that expires January 31, 2017, and it will automatically renew for three‑year terms thereafter, unless either party provides the other party written notice of non‑renewal at least ninety (90) days prior to the end of the then‑current term.

Pursuant to the terms of the Restated Employment Agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year, which was his base salary for Fiscal 2016. The Compensation Committee may increase Mr. Stupp’s base salary in its discretion. In addition, Mr. Stupp is eligible to receive the Performance Bonus and an additional discretionary cash bonus of up to $300,000 as determined in the sole discretion of the Compensation Committee. See the description of the Performance Bonus under “Components of Compensation—Cash Bonuses” above. For Fiscal 2016, base salary and non‑incentive plan cash bonuses constituted approximately 36% of Mr. Stupp’s total compensation.

In addition, the Restated Employment Agreement provides that Mr. Stupp shall receive equity awards on or about each anniversary of the date of the Restated Employment Agreement in amounts and on terms to be determined by the Compensation Committee in its discretion. Further, the Restated Employment Agreement provides for certain payments upon a termination of Mr. Stupp’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Mr. Siegel

On July 23, 2015, we entered into an employment agreement (the “Employment Agreement”) with Mr. Siegel, our President and Chief Operating Officer, which was approved by our Compensation Committee. Pursuant to the terms of the Employment Agreement, Mr. Siegel is to receive a base salary equal to $425,000 per year, which was his base salary for Fiscal 2016. Also pursuant to the terms of the Employment Agreement, Mr. Siegel is eligible to receive the Performance Bonus, as described under “Components of Compensation—Cash Bonuses “ above. For Fiscal 2016, base salary and non‑incentive plan cash bonuses constituted approximately 38% of Mr. Siegel’s total compensation. Mr. Siegel is also eligible to receive equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the Employment Agreement provides for certain payments upon a termination of Mr. Siegel’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Offer Letter with Mr. Boling

On February 22, 2013, we entered into an offer letter (the “Offer Letter”) with Mr. Boling, our Chief Financial Officer, which became effective on March 25, 2013 and was approved by our Compensation Committee. Pursuant to the terms of the Offer Letter, Mr. Boling’s annual base salary was initially $250,000, which amount was increased to $300,000 in May 2014. Also pursuant to the terms of the Offer Letter, Mr. Boling was initially eligible to receive an annual discretionary bonus of up to 40% of his base compensation as determined in the sole discretion of the Compensation Committee, which amount was reduced to 30% of his annual base salary and was tied to the Company’s achievement of certain EBITDA targets pursuant to the terms of the Performance Bonus in May 2014. See the description of the Performance Bonus under “Components of Compensation—Cash Bonuses” above. For Fiscal 2016, base salary and non‑incentive plan cash bonuses constituted approximately 31% of Mr. Boling’s total compensation. Mr. Boling is also eligible to receive equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the Offer Letter provides for certain payments upon a termination of Mr. Boling’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

Except as described below, no Named Executive Officer is entitled to any payments upon termination or a change of control that are not generally available to all of Cherokee’s employees.

Chief Executive Officer—Mr. Stupp

The table below shows Cherokee’s estimates of our potential cash payments and other benefits received by Mr. Stupp upon a termination of Mr. Stupp. The amounts included in the table below assume such termination was effective as of January 30, 2016, and thus are only estimates of the amounts that would be paid to Mr. Stupp upon a termination. The amounts included in the table below also assume that all salary and bonus amounts earned by Mr. Stupp through the date of termination have already been paid. The actual amounts to be paid out can only be determined at the time of the event triggering the payments.

Pursuant to the Restated Employment Agreement, in the event that Cherokee terminates Mr. Stupp’s employment at any time other than for cause or if he terminates his employment at any time for good reason, Mr. Stupp will be entitled to receive an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation. In addition, Mr. Stupp will be entitled to receive: (i) a pro‑rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year), which shall be payable at the same time as other annual or discretionary annual bonuses are payable to Cherokee’s other senior executives; (ii) an additional severance payment equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, which shall be paid in a lump sum within 60 days following the termination of Mr. Stupp’s employment; (iii) continuation of Mr. Stupp’s medical and dental benefits for 12 months or reimbursement for payments by Mr. Stupp to maintain such benefits and (iv) accelerated vesting of the equity awards held by Mr. Stupp. Mr. Stupp will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Stupp is not entitled to any severance if his employment is terminated by death or by disability, if his employment is terminated by him for any reason other than good reason or if his employment is terminated by Cherokee for cause, except that in the event Mr. Stupp’s employment is terminated as a result of his death or disability, he or his estate shall receive a pro‑rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp’s equity awards shall accelerate. Also pursuant to the Restated Employment Agreement, the performance stock units issued to Mr. Stupp shall vest in the event Cherokee’s common stock ceases to be publicly traded as a result of a “going private transaction” having the effects described in Section (a)(3)(ii) of Rule 13e‑3 of the Exchange Act.

For purposes of the Restated Employment Agreement, “cause” means Mr. Stupp: (i) is indicted or charged with a felony or crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to Cherokee; (iii) commits a material breach of the Restated Employment Agreement, which breach is not cured within twenty days after written notice; (iv) willfully refuses to implement or follow a lawful policy of Cherokee, which breach is not cured within twenty days after written notice; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Also for purposes of the Restated Employment Agreement, “good reason” means (i) the assignment to Mr. Stupp of any duties inconsistent with his position, duties, responsibilities or status with Cherokee or a reduction of his duties or responsibilities; (ii) Mr. Stupp no longer reports directly to the Board; (iii) a reduction in Mr. Stupp’s base salary or bonus opportunities; (iv) the requirement that Mr. Stupp be based at any office or location more than 50 miles from Cherokee’s corporate headquarters, except for travel reasonably required in the performance of Mr. Stupp’s responsibilities; or (v) material breach by Cherokee of its material obligations under the Restated Employment Agreement or any other agreement with Mr. Stupp, which breach is not cured within twenty days after written notice.

	Involuntary Not	Termination	Termination by	Going
	For Cause	Due to Death	Executive For	Private
Benefits and Payments Upon Termination	Termination	or Disability	Good Reason	Transaction
Cash severance payment(1)	$750,000	—	$750,000	—
Continuation of medical and dental benefits(2)	$12,000	—	$12,000	—
Payout of Performance Bonus(3)	$248,250	$248,250	$155,250	—
Acceleration of stock options(4)	$142,000	$142,000	$142,000	$—
Acceleration of restricted stock units(5)	$819,000	$819,000	$819,000	819,000
Total:	$1,971,250	$1,209,250	$1,878,250	$819,000

(1)	Represents 12 months of Mr. Stupp’s base salary as of January 30, 2016.
(2)	Represents the approximate value of the continuation of Mr. Stupp’s medical benefits for 12 months.
(3)

Represents a payment equal to the sum of (i) one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years ($93,000, as Mr. Stupp earned a Performance Bonus of $186,000 for Fiscal 2015 and did not earn a Performance Bonus for Fiscal 2014), plus (ii) a pro‑rated Performance Bonus for the fiscal year in which such termination occurs, based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year ($155,250, the full amount of the Performance Bonus earned for Fiscal 2016), except that the payment upon a termination due to death or disability is equal to the amount described in clause (ii) only.

(4)

Determined by multiplying the number of unvested shares subject to stock options that are exercisable for less than $16.38 per share (the closing price of our common stock on January 29, 2016), by the difference between $16.38 and the exercise price applicable to such stock options.

(5)	Determined by multiplying the unvested portion of outstanding RSU awards by $16.38 per share, the closing price of our common stock on January 29, 2016.

President and Chief Operating Officer—Mr. Siegel

The table below shows Cherokee’s estimates of our potential cash payments and other benefits received by Mr. Siegel upon a termination of Mr. Siegel. The amounts included in the table below assume such termination was effective as of January 30, 2016, and thus are only estimates of the amounts that would be paid to Mr. Siegel upon a termination. The amounts included in the table below also assume that all salary and bonus amounts earned by Mr. Siegel through the date of termination have already been paid. The actual amounts to be paid out can only be determined at the time of the event triggering the payments.

Pursuant to the Employment Agreement, in the event that Cherokee terminates Mr. Siegel’s employment at any time other than for cause, Mr. Boling will be entitled to receive an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation. The Employment Agreement also provides that Mr. Siegel shall be entitled to receive certain payments if Cherokee undergoes a change of control event or Cherokee terminates Mr. Siegel’s employment without cause or eliminates Mr. Siegel’s position within three months prior to or 12 months following a change of control event. Under such circumstances, Mr. Siegel will be entitled to receive: (i) an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation, and any earned but unpaid bonus amount, and (ii) continuation of Mr. Boling’s medical and dental benefits under COBRA for 12 months. Further, if Cherokee undergoes a change of control event or Cherokee terminates Mr. Siegel’s employment without cause or eliminates Mr. Siegel’s position within three months prior to a change of control event, then Mr. Siegel will also be entitled to acceleration of vesting of all equity awards held by Mr. Siegel as of the time of the change of control event. Mr. Siegel will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Siegel will not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above following a change of control event.

For purposes of the Employment Letter, “cause” means Mr. Siegel: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects the Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to the Company; (v) commits an act of fraud, embezzlement or misappropriation against the Company; or (vi) fails to substantially perform his duties as the President and Chief Operating Officer of the Company. Also for purposes of the Employment Agreement, a “change of control event” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of the Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

		Termination
	Involuntary Not	Following Change of
	For Cause	Control Under
Benefits and Payments Upon Termination	Termination	Specified Conditions
Cash severance payment(1)	$425,000	$425,000
Continuation of medical and dental benefits(2)	$8,500	$17,000
Acceleration of stock options(3)	—	$56,800
Acceleration of restricted stock units(4)	—	$327,600
Total:	$433,500	$826,400

(1)Represents 12 months of Mr. Siegel’s base salary as of January 30, 2016, as applicable.

(2)Represents the approximate value of the continuation of Mr. Siegel’s medical benefits for six or 12 months, as applicable.

(3)Determined by multiplying the number of unvested shares subject to stock options that are exercisable for less than $16.38 per share (the closing price of our common stock on January 29, 2016), by the difference between $16.38 and the exercise price applicable to such stock options.

(4)Determined by multiplying the unvested portion of outstanding RSU awards by $16.38, the closing price of our common stock on January 29, 2016.

Chief Financial Officer—Mr. Boling

The table below shows Cherokee’s estimates of our potential cash payments and other benefits received by Mr. Boling upon a termination of Mr. Boling. The amounts included in the table below assume such termination was effective as of January 30, 2016, and thus are only estimates of the amounts that would be paid to Mr. Boling upon a termination. The amounts included in the table below also assume that all salary and bonus amounts earned by Mr. Boling through the date of termination have already been paid. The actual amounts to be paid out can only be determined at the time of the event triggering the payments.

Pursuant to the Offer Letter, in the event that Cherokee terminates Mr. Boling’s employment at any time other than for cause, Mr. Boling will be entitled to receive an amount equal to six months of his then‑current base salary, payable in the form of salary continuation; provided that this severance payment will increase to 12 months of continued salary after Mr. Boling has been employed by Cherokee for at least 36 months, or on March 25, 2016. In addition, Mr. Boling will be entitled to receive continuation of his medical and dental benefits for the applicable monthly severance period. The Offer Letter also provides that Mr. Boling shall be entitled to receive certain payments in the event that Cherokee undergoes a change of control and, within 12 months following such change of control, any of the following occurs: (i) Mr. Boling’s position is eliminated; (ii) Mr. Boling is terminated for any reason other than for cause; or (iii) Mr. Boling terminates his employment following a material reduction in his duties or responsibilities or an office move that would extend his commute by greater than 30 miles. Under such circumstances, Mr. Boling will be entitled to receive: (i) an amount equal to 12 months of his then‑current base salary and any earned but unpaid bonus amount, (ii) continuation of Mr. Boling’s medical and dental benefits under COBRA for 12 months and (iii) acceleration of vesting of all equity awards held by Mr. Boling as of the time of the change of control. Mr. Boling will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Boling will not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above following a change of control of Cherokee.

For purposes of the Offer Letter, “cause” means Mr. Boling: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects the Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to the Company; (v) commits an act of fraud, embezzlement or misappropriation against the Company; or (vi) fails to substantially perform his duties as Chief Financial Officer of the Company. Also for purposes of the Offer Letter, a “change of control” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of the Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

		Termination
	Involuntary Not	Following Change of
	For Cause	Control Under
Benefits and Payments Upon Termination	Termination	Specified Conditions
Cash severance payment(1)	$150,000	$300,000
Continuation of medical and dental benefits(2)	$4,500	$9,000
Acceleration of stock options(3)	—	$109,364
Acceleration of restricted stock units(4)	—	$327,600
Total:	$154,500	$745,964

(1)Represents six or 12 months of Mr. Boling’s base salary as of January 30, 2016, as applicable.

(2)Represents the approximate value of the continuation of Mr. Boling’s medical benefits for six or 12 months, as applicable.

(3)Determined by multiplying the number of unvested shares subject to stock options that are exercisable for less than $16.38 per share (the closing price of our common stock on January 29, 2016), by the difference between $16.38 and the exercise price applicable to such stock options.

(4)Determined by multiplying the unvested portion of outstanding RSU awards by $16.38, the closing price of our common stock on January 29, 2016.

Director Compensation Program

Each non‑employee director receives compensation of $80,000 per annum. The following additional cash compensation is provided to non‑employee directors in connection with committee memberships and chairman roles: (i) the chair of the Audit Committee receives an additional $20,000 per annum; (ii) the chair of the Compensation Committee receives an additional $15,000 per annum; (iii) the chair of the Nominating & Governance Committee receives an additional $10,000 per annum; (iv) each member of the Audit Committee not serving as chair receives an additional $10,000 per annum; (v) each member of the Compensation Committee not serving as chair receives an additional $7,500 per annum; (vi) each member of the Nominating & Governance Committee not serving as chair receives an additional $5,000 per annum; and (vii) the Chairman of the Board receives an additional $80,000 per annum and an additional $5,000 for any in‑person business meeting he attends in his capacity as Chairman at the request of Cherokee’s management that is held outside of the Los Angeles, California metropolitan area. All such compensation is provided in quarterly increments. Mr. Stupp, our only director who also serves as an employee, receives no separate compensation for his services as a director. For a discussion of Mr. Stupp’s compensation earned in his capacity as our Chief Executive Officer, see the discussion under “Executive Compensation” above.

In order to provide members of the Board with the opportunity to increase their ownership of our capital stock and thereby more closely align their interests with those of our stockholders, our non‑employee director compensation program provides each director with the opportunity to elect to receive equity awards for all or a portion of their annual compensation for Board service. As a result, at the meeting of the Board of Directors held in June of each year, each non‑employee member of the Board of Directors must make an election regarding the percentage, up to 100%, of his annual compensation for service on the Board of Directors that is to be paid in equity, in the form of RSUs that are valued based on the closing price of the Company’s common stock on a date selected by the Board for purposes of determining the number of shares subject to the RSU awards. In June 2015, none of the directors elected to receive any of their cash compensation for Board service in the form of RSUs.

Additionally, in June 2015, the Compensation Committee granted additional equity awards to each of our non‑employee directors, in the form of (i) a stock option to purchase up to 50,000 shares of common stock and an RSU for up to 40,000 shares of common stock granted to Mr. Ravich, and (ii) stock options to purchase up to 25,000 shares of common stock and RSUs for up to 7,500 shares of common stock granted to each of Messrs. Ewing, Galvin, Hull, Ravich and Tworecke. The Compensation Committee determined to grant these awards in recognition of significant efforts and successes during Fiscal 2015 and Fiscal 2016 to date, including expansion of our brand portfolio with the acquisition of our Everyday California® brand and acquisition of new licensee partners for a number of our established brands, and in recognition of long‑term value creation over the past several years, and determined that these value delivery objectives were best achieved with a combination of stock options and RSUs. All of these stock options and RSUs are subject to the terms of the 2013 Plan and award agreements that provide for annual ratable vesting over a three‑year period, subject to continued service through each vesting date and acceleration of vesting upon the earlier to occur of any of the following: (i) a change in control of the Company, (ii) the death of the recipient or (iii) the recipient’s failure to be re‑elected to the Board of Directors in any election in which the recipient stands for re‑election.

Fiscal 2016 Director Compensation Table

The following table sets forth certain information concerning the compensation of Cherokee’s non‑employee directors for Fiscal 2016:

	Fees Earned or	Option	Stock
	Paid in Cash	Awards	Awards	Total
Name(1)	($)	($)(2)	($)(2)	($)
Timothy Ewing	78,750	159,703	172,050	410,503
Robert Galvin	78,750	159,703	172,050	410,503
Keith Hull	75,000	159,703	172,050	406,753
Jess Ravich	83,750	319,407	917,600	1,320,757
Frank Tworecke	69,375	159,703	172,050	401,128

(1)At the end of Fiscal 2016, each of our non‑employee directors held stock options to purchase the following number of shares of our common stock: (i) Timothy Ewing, 44,000; (ii) Robert Galvin, 36,000; (iii) Keith Hull, 44,000; (iv) Jess Ravich, 61,000; and (v) Frank Tworecke, 36,000. At the end of Fiscal 2016, each of our non‑employee directors held RSUs for the following number of shares of our common stock: (i) Timothy Ewing, 7,500; (ii) Robert Galvin, 7,500; (iii) Keith Hull, 7,500; (iv) Jess Ravich, 40,000; and (v) Frank Tworecke, 7,500.

(2)Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 to the consolidated financial statements contained in the Annual Report filed with the SEC on April 14, 2016.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered whether our overall compensation program for employees in Fiscal 2016 creates incentives for employees to take excessive or unreasonable risks that could materially harm Cherokee. We believe that several features of our compensation policies for management‑level employees appropriately mitigate such risks, including a mix of long‑ and short‑term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across Cherokee’s employees. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long‑term business transaction in exchange for short‑term compensation benefits.

Equity Compensation Plan Information

Cherokee currently maintains one equity compensation plan, the 2013 Plan, which became effective following its approval by our stockholders on July 16, 2013. The 2013 Plan serves as the successor to the Predecessor Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the Predecessor Plan that remain outstanding). The share reserve under the 2013 Plan includes the shares available for grant or subject to outstanding awards under the Predecessor Plan, plus 700,000 shares. We are asking our stockholders to approve an amendment and restatement of the 2013 Plan at the Annual Meeting in order to increase the shares reserved thereunder by 500,000 shares, which is described in detail in Item 3 of this Proxy Statement.

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 2013 Plan as of January 30, 2016:

	Number of			Number of
	securities to be			securities
	issued upon	Weighted average		remaining
	exercise of	exercise price of		available for
	outstanding	outstanding		future issuance
	options,	options,		under equity
Plan category	warrants and rights	warrants and rights		compensation plans
Equity compensation plans approved by security holders(1)	930,503	$17.49	(2)	31,576
Equity compensation plans not approved by security holders(3)	182,500	$17.60		—
Total	1,113,003	$17.50		31,576

(1)Represents shares reserved under the 2013 Plan as of January 30, 2016.

(2)Excludes restricted stock awards and performance stock unit awards, which have no associated exercise price.

(3)Represents outstanding awards granted outside of the Predecessor Plan or the 2013 Plan, consisting of: (i) an option to purchase up to 187,500 shares granted to Mr. Stupp (of which half of the shares subject to such stock option were transferred to Mr. Stupp’s former spouse pursuant to a domestic relations order), and (ii) an option to purchase up to 30,000 shares granted to Mr. Boling.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

AUDIT COMMITTEE REPORT

The Audit Committee of Cherokee’s Board of Directors is comprised of independent directors as required by applicable NASDAQ Marketplace Rules and rules of the SEC. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee Cherokee’s financial reporting process on behalf of the Board of Directors. Management of Cherokee has the primary responsibility for Cherokee’s financial statements, as well as Cherokee’s financial reporting process, accounting principles and internal controls. Cherokee’s independent public accountants are responsible for performing an audit of Cherokee’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Cherokee as of and for the year ended January 30, 2016 with management and Cherokee’s independent public accounting firm. The Audit Committee has discussed with Cherokee’s independent public accounting firm the matters required to be discussed by Auditing Standards No. 1301 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board and as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from Cherokee’s independent public accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence) as currently in effect, and it has discussed with Cherokee’s independent public accounting firm their independence from Cherokee.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of Cherokee and by Cherokee’s independent public accounting firm. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that Cherokee’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that Cherokee’s independent public accounting firm meet the applicable standards for independent public accounting firm’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.

Respectfully submitted,

Audit Committee

Mr. Robert Galvin, Chairman

Mr. Tim Ewing

Mr. Keith Hull

OTHER MATTERS

Certain Relationships and Related Person Transactions

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation‑related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by our Audit Committee (if such transactions are not reviewed or overseen by another independent body of the Board), pursuant to the terms of the written charter of the Audit Committee and , in accordance with NASDAQ Marketplace Rule 5630. We have not adopted formal written procedures for the review, or standards for the approval, of these transactions, but instead our Audit Committee reviews such transactions on a case‑by‑case basis and generally focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm’s‑length basis from an unaffiliated third party.

Cherokee has entered into indemnification agreements with each of its directors and executive officers. These agreements require Cherokee to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their director and/or executive officer position with Cherokee.

For information with respect to employment agreements and compensation and compensation for Board service, see the descriptions under “Executive Compensation” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. SEC rules also require that copies of these filings be furnished to us.

To our knowledge, based solely on our review of the copies of such reports received by us, we believe that, during Fiscal 2016, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were met.

Stockholder Proposals for the 2016 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for the 2017 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act is December 28, 2016 if the meeting is held between May 7, 2017 and July 6, 2017 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and must otherwise comply with Rule 14a‑8 in all respects, and must be sent to our Corporate Secretary at our principal executive offices.

In addition, our Bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting of stockholders outside the processes of Rule 14a‑8, a stockholder must have given timely written notice of the proposal or nomination to Cherokee. To be timely for the 2017 annual meeting of stockholders, (i) in the case of a stockholder seeking to have a proposal or nominee included in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between October 29, 2016 and December 28, 2016 if the meeting is held between May 7, 2017 and July 6, 2017 or, if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later, and (ii) in the case of a stockholder not seeking inclusion of a proposal or nominee in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not less than 90 days before the date of the meeting. A stockholder’s notice to Cherokee must set forth, as to each matter the stockholder proposes to bring before the meeting, all of the information required by our Bylaws. We will not entertain any proposals or nominations at the Annual Meeting or at our 2017 annual meeting of stockholders that do not meet the requirements set forth in our Bylaws. Stockholders may reference a copy of our Bylaws by accessing the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC’s website at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Solicitation of Proxies

The expense of soliciting proxies and the cost of preparing, assembling and mailing materials in connection with the solicitation of proxies will be paid by Cherokee. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or e‑mail by officers, directors and other employees of Cherokee, who will not receive any additional compensation for such services. Cherokee will also request persons, firms and corporations holding shares in their names or in the names of their nominees that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments and Postponements

Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the Annual Meeting. Any signed proxies and proxies submitted on the Internet or by telephone that are received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already provided their proxies to revoke them at any time prior to their use.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability and, if requested, this Proxy Statement and the Annual Report, to stockholders who share the same address, unless we have received contrary instructions from one or more of the stockholders. If you share an address with another stockholder, have received only one copy of the Notice of Internet Availability, this Proxy Statement or the Annual Report, and would like to request a separate copy of any of these documents, you may write or call us to request a separate copy at no cost to you. For our future annual stockholders meetings, you may also request to receive a separate copy of these documents if you are presently receiving only one copy or one copy of these documents if you are presently receiving multiple copies. All such requests should be directed to us by calling (818) 908‑9868 or by writing to Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Other Business of the Annual Meeting

The Board of Directors is not aware of any matter to be presented at the Annual Meeting that is not listed on the Notice of Annual Meeting and discussed in this Proxy Statement. If other matters should properly come before the Annual Meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

April 27, 2016

Appendix A

CHEROKEE INC.

AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

(as amended and restated [●], 2016)

1. Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S.  jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.
(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g) “Board” means the Board of Directors of the Company.
(h) “Cash-Based Award” means an award entitling the Grantee to Shares that may or may not be subject to restrictions upon issuance or cash compensation, as established by the Administrator.
(i) “Code” means the Internal Revenue Code of 1986, as amended.
(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(k) “Common Stock” means the common stock of the Company.
(l) “Company” means Cherokee Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related

Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(o) “Corporate Transaction” means any of the following transactions:

(i) A transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) hereof or clause (iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company.
(p) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(s) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.  Dividend Equivalent Rights granted in connection with Restricted Stock or Restricted Stock Units that vest based on achievement of performance objectives shall be held subject to the vesting of the underlying Restricted Stock or Restricted Stock Units.

(t) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(w) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(y) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(z) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(bb) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(cc) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(dd) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.  With respect to Awards hereunder intended to qualify as Performance-Based Compensation, the Performance Period shall be any period of time that does not exceed sixty (60) months.

(ee) “Plan” means this Amended and Restated 2013 Stock Incentive Plan.
(ff) “Related Entity” means any Parent or Subsidiary of the Company.

(gg) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.  Dividends payable with respect to Restricted Stock that vest based on achievement of performance objectives shall be held subject to the vesting of the underlying Shares.

(ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(kk) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(ll) “Share” means a share of the Common Stock.
(mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is one million two hundred thousand (1,200,000) Shares, plus the number of Shares that was available for grants of awards under the Company’s 2006 Incentive Award Plan as of the date the Plan was first approved by the Company’s stockholders, plus any Shares that would otherwise return to the Company’s 2006 Incentive Award Plan as a result of forfeiture, termination or expiration of awards previously granted under the Company’s 2006 Incentive Award Plan (ignoring the termination or expiration of the Company’s 2006 Incentive Award Plan for the purpose of determining the number of Shares available under the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is one million two hundred thousand (1,200,000) Shares.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.  Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares purchased in the open market with proceeds of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (iii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iv) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4. Administration of the Plan.
(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii) to determine whether and to what extent Awards are granted hereunder;
(iii) to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction.  Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award or for cash with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board.  Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S.  jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Cash-Based Awards or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.  In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator may be based on any one of, or combination of, the following with respect to the Company, any Subsidiary, any division or operating unit or any Company brands, groups of brands or specific brands: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the Fair Market Value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization or (l) achievement of strategic initiatives.  The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any item that is either unusual or infrequent in nature, pursuant to Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items,” as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be Performance-Based Compensation.

(d) Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares, cash or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be one hundred thousand (100,000) Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee.  For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be one hundred thousand (100,000) Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Individual Limit for Cash-Based Awards.  For Cash-Based Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each

Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards shall be $250,000.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(h) Deferral.  If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award.  The term of each Award shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.  Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.
(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;
(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes.  No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash.  Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8. Exercise of Award.
(a) Procedure for Exercise; Rights as a Stockholder.
(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”).  Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time.  Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c) Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.
(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval.  The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable.  In the event that stockholder approval is not obtained within the twelve (12) above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity.  The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20. Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CHEROKEE INC. ATTN: Jason Boling ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 5990 Sepulveda Blvd, Suite 600 Sherman Oaks, CA 91411 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Timothy Ewing 06 Henry Stupp 02 Robert Galvin 03 Keith Hull 04 Jess Ravich 05 Frank Tworecke The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. To approve the proposed ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for Fiscal 2017. To approve the amendment and restatement to the Cherokee Inc. 2013 Stock Incentive Plan. 3. 4. To approve a non-binding advisory resolution on executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000290280_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap are available at www.proxyvote.com THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC. The undersigned hereby appoints Henry Stupp and Jason Boling, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2016 Annual Meeting of Stockholders of Cherokee Inc. to be held at our corporate office at 5990 Sepulveda Blvd, Suite 600, Sherman Oaks, CA 91411 on June 6, 2016 at 10 A.M. PDT on all matters that may come before the Annual Meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side 0000290280_2 R1.0.1.25